                                                                    EXHIBIT 10.1

Robert W. Weaver
Employment Agreement


                              EMPLOYMENT AGREEMENT

      THIS AGREEMENT made effective as of the 1st day of July, 1998 by and between P.A.M. TRANSPORTATION SERVICES, INC., a Delaware corporation (hereinafter referred to as "P.A.M." or "COMPANY") and ROBERT W. WEAVER (hereinafter referred to as "EMPLOYEE").

                                    RECITALS:

      The following is a recital of facts underlying this Agreement and it replaces, survives and eliminates all prior agreements and is a continuation of employment.

      P.A.M. is a holding company which owns various subsidiary corporations which operate as motor common carriers and desires to encourage EMPLOYEE to use his best efforts to further develop such business. Hereinafter, P.A.M. and its subsidiaries (whether or not now existing) shall be referred to collectively as "COMPANY".

      EMPLOYEE is the President and Chief Executive Officer of P.A.M. and desires to continue to perform employment services as an employee and fiduciary of P.A.M.

      NOW, THEREFORE, in consideration of the mutual covenants and agreement of the parties set forth herein, the parties hereto hereby agree as follows:

      1. EMPLOYMENT OF EMPLOYEE. P.A.M. hereby continues to employ EMPLOYEE and EMPLOYEE hereby continues in the same employment of P.A.M. for the business conducted by COMPANY for a term commencing on July 1, 1998, and ending at the close of business on June 30, 2001. If EMPLOYEE is terminated due to medical disability, EMPLOYEE'S compensation shall be continued for twelve (12) months thereafter from the determination of disability.

      2. DUTIES OF EMPLOYEE. EMPLOYEE shall make himself available to serve as President and Chief Executive Officer of P.A.M. and, at the request of the Board of Directors, as an officer of its various subsidiaries, with such specific duties, responsibilities and authority as may from time to time be assigned to him by the Board of Directors of P.A.M. which may include, but shall not necessarily be limited to, overall responsibility for operation of the business of COMPANY in a manner which will maximize COMPANY'S profits. EMPLOYEE shall devote all of his time, attention, knowledge and skills solely to the business of COMPANY and EMPLOYEE shall obey and comply with all rules, regulations and orders issued from time to time by the P.A.M. Board of Directors. COMPANY shall be entitled to all of the benefits, profits, or other issues arising from or incident to all work, services, and advise of EMPLOYEE. EMPLOYEE shall thus devote his full attention to the operation of the COMPANY and shall not be engaged in any other business or operation that in any way would inhibit EMPLOYEE from devoting his full attention to the operation of the company, EMPLOYEE shall be allowed to pursue other business interests unrelated to the transportation industry as long as the EMPLOYEE'S participation in the unrelated business does not inhibit the EMPLOYEE'S ability to devote his full attention to the operation of the COMPANY.

      3. BASE COMPENSATION AND BONUS. P.A.M. shall pay EMPLOYEE as base compensation for all services to be rendered by EMPLOYEE compensation of $337,000 Thousand Dollars for the period July 1, 1998 through June 30, 1999, $350,000 Thousand Dollars for the period July 1, 1999 through June 30, 2000, and $375,000 for the period July 1, 2000 through June 30, 2001. Each base compensation amount is respective and specific to the time period of which the EMPLOYEE'S service

Robert W. Weaver
Employment Agreement


is rendered. Each amount of base compensation for the expressly mentioned time periods is payable in equal bi-weekly payments. Any increase of EMPLOYEE'S base compensation shall be at the sole discretion of the Board of Directors of P.A.M. Also, P.A.M. shall grant to EMPLOYEE, under terms promulgated by the Board of Directors, options to buy up to 30,000 Thousand shares of the stock of the COMPANY. P.A.M. shall also provide EMPLOYEE with the use of a COMPANY car, as approved by the P.A.M. Board of Directors, with full reimbursements to EMPLOYEE for business use upon the submission to COMPANY of proper documentation and shall be entitled to the fringe benefit package available to executive employees of P.A.M. EMPLOYEE shall be entitled to all bonuses or bonus programs of which he participated in prior to entering into this agreement. All future and additional forms and amounts of bonus compensation shall be determined at the full discretion of P.A.M. Board of Directors.

      4. CONFIDENTIALITY. EMPLOYEE shall not at any time or in any manner, directly or indirectly, divulge, disclose or communicate to any firm, person, corporation or entity, in any manner whatsoever, any information concerning or relating to the business of COMPANY, including without limitation, COMPANY'S customer list, or the methods used by COMPANY in conducting business or any matter relating to the business of COMPANY, including without limitation, the prices it obtains or has obtained from the sale of its service, its manner of operation, its plans, processes or other data, without regard to whether all of the foregoing matters will be deemed confidential, material or important. Anything to the contrary notwithstanding, the parties hereto stipulate that any and all knowledge, data and information gathered by EMPLOYEE through this Agreement, his employment with P.A.M. and the operation of the business of COMPANY is deemed important, material and confidential, and gravely affects the effective and successful conduct of the business of COMPANY and COMPANY'S good will and that any breach of the terms of this Paragraph 4 shall be deemed a material breach of this Agreement. This Paragraph 4 shall continue in full force and effect for the lesser of the three (3) years after the termination or earlier cancellation of this Agreement or the longest period of time found to be enforceable by a court of competent jurisdiction and venue as defined herein. In recognition of the difficulty of determine damages for violation of this covenant, COMPANY shall be entitled to injunctive relief for the violation available to it at law, in equity, or under this Agreement (without the necessity or equity, or Agreement (without the necessity of posting a bond). All reasonable costs of any nature whatsoever incurred by company in attempting to enforce this Paragraph 4, including without limitation, attorneys fees, shall be paid by EMPLOYEE, provided that company shall prevail in such proceedings or litigation. If EMPLOYEE shall prevail in such proceedings or litigations, then COMPANY shall pay all reasonable costs of any nature whatsoever incurred by EMPLOYEE in defending the proceeding or litigation, including without limitation, attorneys fees. Any such attorneys fees shall be calculated on a time and charge basis. If any provision hereunder shall be determined to be contrary to law, the remainder of this provision shall constitute the agreement between the parties. This Paragraph shall not be deemed to prevent EMPLOYEE from making such public disclosures as a person in his position is reputed to do from time to time.

Robert W. Weaver
Employment Agreement


      5. RESTRICTION ON COMPETITION. As a material part of the consideration of this Agreement, EMPLOYEE agrees not to compete with COMPANY during his employment and for one (1) year period following the period of EMPLOYEE'S employment with COMPANY in the geographic and marketing areas serviced and to be serviced by COMPANY. EMPLOYEE shall not directly or indirectly, own, manage, operate, or be connected as an officer, employee, partner, director, shareholder, adviser or financially or otherwise, anyone else in the conduct of any business or businesses which compete with any business conducted by the COMPANY. This covenant is restricted geographically to (i) the United States, or if found to be unenforceable by a final, unappealable order of a court of competent jurisdiction and venue as defined herein (hereinafter referred to an "Unenforceable"), (ii) the states in which COMPANY owns or leases and/or uses and/or has plans for using a business facility at any time during the term of EMPLOYEE'S employment of if Unenforceable, (iii) within a one hundred (100) mile radius of such facilities or if Unenforceable, (iv) the largest geographic area such court will allow. This covenant also includes all customers of COMPANY regardless of their geographic location. In recognition of the difficulty of determining damages for violation of this covenant, COMPANY shall be entitled to injunctive relief for the violation hereof, in addition to such other relief as may be available to it at law, in equity, or under this Agreement (without the necessity of posting a bond). All reasonable costs of any nature whatsoever incurred by company in attempting to enforce this Paragraph 4, including without limitation, attorneys fees, shall be paid by EMPLOYEE, provided that COMPANY shall prevail in such proceedings or litigation. If EMPLOYEE shall prevail in such proceedings or litigations, then COMPANY shall pay all reasonable costs of any nature whatsoever incurred by EMPLOYEE in defending the proceedings or litigation, including without limitation, attorneys fees. Any such attorneys fees shall be calculated on a time and charges basis. If any provision hereunder shall be deemed to be contrary to law, the remainder of this provision shall constitute the agreement between the parties. Anything to the contrary, notwithstanding, this Paragraph 5 shall survive the termination or earlier cancellation of this Agreement. EMPLOYEE can own up to five (5%) percent of the stock of publicly traded transportation companies as a passive investor but shall take no part in the management or direction of such companies. Additionally, EMPLOYEE shall be paid $25,000 Thousand Dollars per quarter, for each quarter following the termination of his service under this Agreement and ceasing in (1) one year from that date or sooner if EMPLOYEE secures a position with another firm or institution or is retained as a consultant by the COMPANY.

      6. REMEDIES UPON DEFAULT.

         6.1 DEFAULT BY EMPLOYEE. EMPLOYEE acknowledges that his loyal, faithful and effective performance of the employment provided for herein, is of vital importance to the success of the COMPANY, and that EMPLOYEE'S commitment to perform for the entire term of this Agreement is an essential inducement to and condition of COMPANY'S employment of EMPLOYEE, and that premature termination, abandonment or failure of performance by EMPLOYEE would in all probability result in substantial damages to the COMPANY, and that EMPLOYEE possesses peculiar knowledge and expertise important to the success of the

Robert W. Weaver
Employment Agreement


COMPANY. Accordingly, EMPLOYEE expressly warrants and represents to and covenants with COMPANY that EMPLOYEE shall not voluntarily terminate his employment with COMPANY or otherwise abandon the full and faithful performance of his duties of employment prior to the expiration of the term of this Agreement. In the event that EMPLOYEE shall breach any covenant set forth in this Paragraph 6.1, COMPANY shall have the right to pursue and enforce any remedies available to COMPANY by law, at equity or pursuant to this Agreement, including without limitation, specific performance as a result of such breach. COMPANY may commence a lawsuit for enforcement of its rights hereunder seeking damages without waiving any other rights R may possess.

         6.2 DEFAULT BY COMPANY. In the event COMPANY shall terminate the employment of EMPLOYEE prior to the expiration of the term of this Agreement for reasons other than good cause, COMPANY'S liability to employee shall be limited to an amount equal to one-hundred (100%) percent of EMPLOYEE'S compensation as set forth in paragraph 3 herein for the remainder of the contract term in complete discharge of any further obligations COMPANY may have to EMPLOYEE by law, in equity or under this Agreement. If such termination is for good cause, COMPANY shall pay to EMPLOYEE an amount equal to one months of EMPLOYEE'S annual compensation and shall not be liable to EMPLOYEE for any further damages or severance compensation whatsoever. COMPANY shall be deemed to have terminated EMPLOYEE without good cause if COMPANY conditions EMPLOYEE'S further employment upon changing his residence from northwest Arkansas.

      7. EXCLUSIVE CONSULTING CONTRACT. Upon termination of EMPLOYEE'S employment with COMPANY for any reason whatsoever, COMPANY shall have the right, at its option, to retain EMPLOYEE as an independent consultant under an exclusive consulting contract, for the performance by EMPLOYEE of such duties as may be reasonable assigned by the Board of Directors of P.A.M. consistent with the position of an independent consultant, and EMPLOYEE shall be bound by the restrictions on competition set forth in Paragraphs 4 and 5 hereof. EMPLOYEE shall be entitled as full compensation for his services under such consulting contract to an annual salary equal to fifty (50%) percent of his average total annual compensation hereunder, averaged over the term of his employment with COMPANY from and after July 1, 1998, payable in equal monthly payments. The specific terms regarding the actual services to be performed, length of service and other contractual terms not set forth in this paragraph, shall be mutually agreeable to the EMPLOYEE and the COMPANY.

      8. OPTION TO EXTEND. COMPANY shall have the right to extend this Agreement for an additional one (1) year beyond termination of this Agreement. The EMPLOYEE'S annual salary for the one-year option period shall be four hundred thousand dollars ($400,000) payable in equal bi-weekly payments. COMPANY may elect to exercise this extension right at any time prior to May 1, 2001.

      9. MISCELLANEOUS.

         9.1 NON-WAIVER. No covenant or condition of this Agreement may be waived except by the written consent of the COMPANY. Forbearance or indulgence

Robert W. Weaver
Employment Agreement


by COMPANY in any regard whatsoever shall not constitute a waiver of the covenants or conditions to be preformed by EMPLOYEE to which the same may apply, and, until complete performance by EMPLOYEE of said covenant or condition, COMPANY shall be entitled to invoke any remedy available COMPANY under this Agreement or by law or in equity, despite said forbearance or indulgence.

         9.2 MODIFICATION OF AGREEMENT. This instrument constitutes the entire agreement between P.A.M. and EMPLOYEE and no modification, extension, waiver, renewal or termination of the Agreement or any of the provisions hereof may be binding upon either party unless made in writing and signed by each of the parties. No modification of this Agreement may be signed by COMPANY except upon approval by the P.A.M. Board of Directors.

         9.3 NOTICES. Service of all notices under this Agreement shall be sufficient if given personally or mailed by certified mail, return receipt requested, with postage prepaid, addressed to the party involved at the address set forth below or at such other address as such party shall provide in writing from time to time. Any notice mailed to such address shall be effective when deposited in the United States mail.

         COMPANY:   Matthew Moroun           and      Daniel Sullivan
                    12225 Stephens Road               Sullivan & Hicks
                    Warren, MI 48089                  122 West 22nd Street
                                                      Suite 350
                                                      Oak Brook, Illinois 60521

         EMPLOYEE:  Robert W. Weaver
                    4470 Bridgewater Lane
                    Fayetteville, AR 72703

      9.4 PARAGRAPH HEADINGS. The titles to the paragraphs of this Agreement are for convenience of the parties only and shall not affect in any way the meaning or construction of any Paragraph of this Agreement.

      9.5 SEVERABILITY. All agreements, terms and covenants contained herein are severable and in the event any of them, with the exception of those contained in Paragraph 1, shall be held to be invalid by a court of competent jurisdiction and venue as defined herein, this Agreement shall be interpreted as if such invalid agreements, terms or covenants were not contained herein unless within thirty (30) days of the issuance of a final and unappealable Order of a Court of competent jurisdiction and venue, COMPANY shall have tendered to EMPLOYEE in the manner provided for notices hereunder, its election to cancel this Agreement.

      9.6 SUCCESSORS. This agreement shall be binding on any successor to the COMPANY and shall also remain binding on EMPLOYEE in the event the COMPANY is acquired, merged, consolidated or a change in control occurs.

      9.7 TIME OF THE ESSENCE. Time is to be deemed of the essence of this Agreement and each and all of its provisions.

      9.8 CONSTRUCTION. This Agreement shall be construed according to the laws of the State of Delaware and exclusive jurisdiction and venue shall be deemed to lie within the Circuit or Chancery Courts of Washington County, Arkansas.

      10. BINDING EFFECTS. This Agreement shall, upon approval of the Board of Directors of P.A.M. by corporate resolution, be binding upon the parties hereto, their successors, assigns, heirs, estates or legal representatives and shall ensure to the benefit of COMPANY and its successors and assigns. Each subsidiary of P.A.M., of whether presently existing, shall be a third party beneficiary of this Agreement. This Agreement contains the entire consideration to EMPLOYEE during the tenure of this contract and supersedes all previous agreements.

      IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be executed and delivered as of the date first above written.


P.A.M. TRANSPORTATION SERVICES, INC.,                 EMPLOYEE
A DELAWARE CORPORATION

BY: /s/ Matthew T. Moroun            6-23-98     /s/ Robert W. Weaver     7-1-98
    ----------------------------     -------     --------------------     ------
    MATTHEW T. MOROUN                DATE        ROBERT W. WEAVER         DATE
    DIRECTOR AND DULY
    AUTHORIZED REPRESENTATIVE

    AND

BY: /s/ W. Clif Lawson               7-1-98      WITNESSES: /s/ June Erisman
    ----------------------------     ------                ---------------------
    W. CLIF LAWSON                   DATE
    EXECUTIVE VICE PRESIDENT AND                 PRINT NAME: June Erisman
    CHIEF OPERATING OFFICER                                 --------------------

                                                            --------------------

                                                 PRINT NAME:
                                                            --------------------